Consent of Independent Certified Public Accountants

         We have issued our report dated December 16, 1999 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 309 as of October 31, 1999 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
February 23, 2000